Exhibit 23.2

Consent of Independent Auditors

Board of Directors

Senior Care Centers, LLC

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-206433) and on Form S-3 (No. 333-213616) of Care Capital Properties, Inc. of our report dated March 15, 2017, on our audits of the consolidated financial statements of Senior Care Centers, LLC as of December 31, 2016 and 2015, and for the years ended December 31, 2016, 2015 and 2014, which report is included as Exhibit 99.1 in this Amended Form 10-K/A filing.

BKD, LLP

/s/ BKD, LLP

Springfield, Missouri

March 15, 2017